UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, DC

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2005

THE OILGEAR COMPANY

(Exact name of Registrant as specified in its charter)

Wisconsin	000-00822	39-0514580
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 South 51st Street
Post Office Box 343924
Milwaukee, Wisconsin	53234-3924
(Address of principal executive offices)	(Zip Code)

(414) 327-1700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

      On March 31, 2005, The Oilgear Company (the “Company”) issued a press release containing preliminary and unaudited operating results for the 2004 fourth quarter and full year, and stating that the Company is requesting a 15 day extension with respect to the filing of its Annual Report on Form 10-K for the fiscal year ended December 31, 2004, pursuant to Rule 12b-25 of the Securities Exchange Act of 1934, as amended. The press release also reiterates the Company’s previously announced intention (as set forth in a press release and related Form 8-K, each dated March 18, 2005) to restate its financial statements covering the years 1999 through 2003.

      The Company expects to file its Form 10-K, including audited financial results for the year ended December 31, 2004, on or before April 15, 2005. The information under this Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

      As set forth in the Form 8-K dated March 18, 2005 referenced above, the Company has concluded that its previously issued financial statements covering the years 1999 through 2003 should no longer be relied upon. As a result, the Company expects to restate its financial statements for those years, as well as for certain interim periods within those years. More complete information in this regard is set forth in the Form 8-K dated March 18, 2005.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release, dated March 31, 2005, regarding preliminary unaudited operating results for the 2004 fourth quarter and full year and regarding a delay in filing its Annual Report on Form 10-K.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE OILGEAR COMPANY
Date: March 31, 2005
	By:	/s/ David A. Zuege
David A. Zuege, President
and Chief Executive Officer

THE OILGEAR COMPANY
(the “Registrant”)
(Commission File No. 000-00822)

EXHIBIT INDEX
TO
FORM 8-K CURRENT REPORT
Date of Report: March 31, 2005

Exhibit Number	Description

99.1	Press Release, dated March 31, 2005, regarding preliminary unaudited operating results for the 2004 fourth quarter and full year and regarding a delay in filing its Annual Report on Form 10-K.